FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  August 14, 2007
(Date of Earliest Event Reported)

FAR EAST VENTURES TRADING COMPANY
(Exact name of registrant as specified in its charter)

      Nevada                   0-24885                       88-0378451
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

8725 N.W. 18th Terrace, Penthouse Suite 402, Miami, FL 33172
(Address of principal executive offices (zip code)

(305) 629-8200
(Registrant's telephone number, including area code)




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Item 5.01  Changes in Control of Registrant

   The Registrant is now controlled by Steven G. Trapp & Company, an entity domiciled in Kansas. Steven G. Trapp & Company is controlled by Steven G. Trapp. Steven G. Trapp & Company now owns approximately 55.5% of the issued and outstanding common shares of the Registrant.

Item 5.02  Election of Director, Appointment of Principal Officer

   Steven G. Trapp was elected as a director on September 13, 2007 and has accepted the appointment of President, Treasurer and Secretary of the Registrant as of September 13, 2007.

   Mr. Trapp worked as a registered representative from 1988 to 1997 and has been the sole owner of Steven G. Trapp & Company, an investment banking firm since November 27, 1995. In United States-v-Steven Trapp, Case No: CR-S-02-507-KJD(RJJ), Mr. Trapp was convicted of a felony in US District Court, Las Vegas, NV on February 28, 2003 for failure to self surrender for service of sentence. Mr. Trapp was sentenced to 18 months in the Custody of the Attorney Genera, fined $10,000 and placed on three years supervised release. Mr. Trapp completed the supervised release on March 29, 2007 with no violations.

Item 5.03 Amendments to Articles of Incorporation. On October 9, 2007, an application for reinstatement of the Registrant was filed to reinstate the Registrant in the state of Nevada and change the name of the Registrant to Far East Ventures Trading Company.

Item 9.01  Financial Statements and Exhibits

No.                      Description

3.       Application for Reinstatement




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Far East Ventures Trading Company


By:      /s/Steven G. Trapp
         ------------------------
         Steven G. Trapp
         Chief Executive Officer and President


Dated:  November 6, 2007